Anslow + Jaclin

Richard I. Anslow
[illegible]

Gregg E. Jaclin
[illegible]

Joseph M. Lucosky
[illegible]

Kristina L. Trauger
[illegible]

Eric M. Stein
[illegible]

Gary S. Eaton
[illegible]

Yarona Y. Liang
[illegible]

Joy Z. Hui
[illegible]

March 20, 2009

VIA TELEFAX (973)215-2740
Jersey Transfer and Trust Company
201 Bloomfield Avenue
Verona, NJ 07044

Re: **mPhase Technologies, Inc.**

Dear Sir/Madam:

We represent mPhase Technologies, Inc. (the "Company"). Jersey Transfer and Trust Company is the transfer agent for mPhase Technologies, Inc. You are in receipt of documents for the issuance of 23,047,375 shares to Golden State Investors. Please note that such shares are being issued pursuant to a convertible debenture dated December 11, 2007. Pursuant to Rule 144(d)(3)(iv) of the Securities Act of 1933, the holding period for these shares which are issuable upon conversion of the Convertible Debenture commences upon the date of payment for the Convertible Debenture in December 2007.

Pursuant to Rule 144 (b)(1)(i), the restrictions set forth in Rule 144 (c)(e)(f) and (h) shall not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of at least one year has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer. As indicated above, these shares were issued over one (1) year and this shareholder is not now and has not been an affiliate of the Company in the preceding ninety days. mPhase Technologies, Inc. is not a shell company and has been an issuer subject to the reporting requirements of Section 13 or 15(b) of the Exchange Act for a period of at least ninety (90) days and has filed all required reports under section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding such sale. Based upon same, please issue these shares without a restrictive legend. If you have any questions, please call me in my office. Thank you for your assistance.

Very truly yours,

ANSLOW & JACLIN, LLP

By: Anslow & Jaclin, LLP
ANSLOW & JACLIN, LLP

TERMINATION AGREEMENT AND MUTUAL GENERAL RELEASE

This Termination Agreement and Mutual General Release (hereinafter, the "Agreement") is made and entered into as of March 17, 2009 by and between Golden State Equity Investors, Inc., a California corporation (formerly known as "Golden State Investors, Inc.") ("GSEI"), and mPhase Technologies, Inc., a New Jersey corporation ("mPhase"). GSEI and MPhase will sometimes be referred to individually as a "Party" and collectively as the "Parties" throughout this Agreement.

RECITALS

A. WHEREAS, the Parties are parties to that certain Securities purchase Agreement dated as of December 11, 2007 (the "Purchase Agreement");

B. WHEREAS, mPhase issued certain 7 ¼ % Convertible Debenture dated as of December 11, 2007 to GSEI pursuant to the Purchase Agreement (the "Debenture");

C. WHEREAS, the Parties are parties to that Secured Promissory Note in the original principal amount of $1,000,000 dated as of December 11, 2007 issued by GSEI to mPhase (the "Note," collectively with the Purchase Agreement and the Debenture, the "Transaction Documents");

D. WHEREAS, the Parties now wish to reach a final resolution regarding the outstanding duties and obligations under the Transaction Documents; and

NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:

AGREEMENT

1. Recitals: The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement.

2. Delivery of Conversion Shares and Payment of Outstanding Interest: Within three business days of the date hereof, mPhase shall deliver to GSEI (i) 23,047,375 shares of its common stock (the "Conversion Shares") in saleable form in connection with the Conversion Notice (as defined in the Debenture) that GSEI delivered to mPhase as of January 21, 2009; and (ii) a legal opinion issued by outside counsel acceptable to GSEI regarding the issuance, transferability and resale of the Conversion Shares under applicable laws and regulations, including without limitation Rule 144 promulgated under the Securities Act of 1933, as amended, and all other applicable laws and regulations (the "Legal Opinion"). On or before March 25, 2009, mPhase shall pay to GSEI $1,027.08 in cash representing the accrued and unpaid interest owed by mPhase to GSEI under the Debenture (the "Interest Payment," together with the Conversion Shares and the Legal Opinion, the "mPhase Deliverables").

Initials | TWH Initials

3. Termination of Additional Debentures: Upon the execution of this Agreement and the delivery to GSEI of the mPhase Deliverables, neither GSEI nor mPhase shall have any further rights or obligations to purchase or sell any of the Additional Debentures (as defined in the Purchase Agreement), and, other than through the delivery of the mPhase Deliverables, neither GSEI nor mPhase shall have any duties or obligations to deliver any payment in connection with the termination of such rights to purchase or sell any of the Additional Debentures.

4. Mutual Releases: Effective upon its receipt of the mPhase Deliverables, and except as to obligations created herein, GSEI, for itself and its past and present shareholders, officers, employees, predecessors-in-interest, successors-in-interest, administrators and representatives, hereby fully releases, remises, acquits and forever discharges mPhase, and its affiliates, predecessors and successors, together with each of their past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries and assigns, from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to, or described in the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing, provided however, that GSEI does not so release, remise, acquit or discharge mPhase from any of the obligations, duties or liabilities set forth in Section IX.B. through Section IX.D. of the Purchase Agreement and mPhase agrees that the provisions set forth in such Section IX.B. through Section IX.D. of the Purchase Agreement shall survive this Agreement and remain in full force and effect.

Effective upon execution of this Agreement and except as to obligations created herein, mPhase, for itself and its past and present shareholders, officers, employees, predecessors-in-interest, successors-in-interest, administrators and representatives, hereby fully releases, remises, acquits and forever discharges GSEI and its affiliates, predecessors and successors, together with each of their past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries and assigns from any and all claims, demands, actions, losses, judgments, debts, covenants, executions, liabilities, obligations and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to, or described in the Transaction Documents and the underlying related transactions, whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.

5. Section 1542 Waiver: Each Party to this Agreement acknowledges and affirms that it is familiar with Section 1542 of the California Civil Code, which provides that:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR

Initials   TWH Initials

HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party knowingly and voluntarily waives the provisions of Section 1542 of the California Civil Code, as against each Party released hereby, and acknowledges and agrees that this waiver is an essential and material term of this settlement which led to this Agreement, and that without such waiver, the settlement reflected in this Agreement would not have been entered into. Each Party further acknowledges the significance and consequence of the release and the specific waiver of Section 1542 of the California Civil Code.

6. No Admission of Liability: The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims and is made to buy peace and for no other reason. No action taken by the Parties hereto either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made, or an acknowledgement or admission by any Party of any fault or liability whatsoever to the other Party or third parties.

7. Authority: The Parties represent and warrant that the undersigned individuals have the authority to act on behalf of the signing Party and have the authority to bind that Party, and all that may claim through it, to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignment or equity or otherwise of or against any of the claims or causes of action released herein.

8. Representation: The Parties represent and warrant that they each have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by any other Party, which are not specifically set forth in this Agreement. Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this Agreement and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

9. No Prior Assignment Indemnity. The Parties represent and warrant that they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that such Party has not hereto assigned or transferred, or purported to assign or transfer, to any person or entity any right, title or interest in any such claim or other matter herein released. In the event that any Party shall have assigned and transferred, or purported to assign or transfer, any claim or other matter herein released, such Party shall indemnify, defend and hold harmless the other Party from and against any loss, cost, or claim or expense (including, but not limited to, all costs related to defense of any action including reasonable attorneys' fees) based upon, arising out of or occurring as a result of any such claim or assignment to transfer.

10. No Right to Rescission: The Parties represent and warrant that they have conducted all necessary investigations and have consulted with counsel and are not relying on any representations, except those contained in this Agreement and the Parties assume the risk of any untruths regarding any matters upon which they have relied and forever waive any rights to

Initials TWH
Initials

rescind this Agreement and the sole remedy for the Parties is to enforce the terms of this Agreement.

11. Severability: In the event that any provision hereof becomes declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision.

12. Entire Agreement: This Agreement represents the entire agreement and understanding between the Parties, and represents the complete, final and exclusive embodiment of their agreement concerning the matters set forth in the Recitals. Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations and understandings regarding the subject of this Agreement. Notwithstanding the provisions of California Evidence Code Section 1152, this Agreement is admissible for purposes of enforcement.

13. Governing Law, Exclusive Jurisdiction: This Agreement shall be governed by the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. By signing this Agreement, the Parties hereby agree and submit to the jurisdiction of the courts in the downtown branch of the courts of San Diego County, California. Each of the Parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of San Diego or the state courts of the State of California sitting in the City of San Diego in connection with any dispute arising under the terms of this Agreement and the transactions contemplated herein. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each Party irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Section 17 of this Agreement. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14. Counterparts: This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. The Agreement may be transmitted by facsimile or otherwise.

15. No Construction Against the Drafter: This Agreement shall be deemed jointly drafted and written by all Parties to it and shall not be construed or interpreted against any particular Party, regardless of which Party or counsel originated or drafted any portion of it.

16. Enforcement of Settlement: In the event of any litigation to enforce the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, as well as to such costs as may be awardable to the prevailing Party by rule or statute in the court in which the action is brought.

Initials | TWH Initials

17. Notices: Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to MPhase, to:

mPhase Technologies, Inc.
Attn: Martin Smiley, Chief Financial Officer
587 Connecticut Avenue
Norwalk, Connecticut 06854
Telephone: 203-838-2741
Facsimile: 203-838-2741

If to GSEI, to:

Golden State Equity Investors, Inc.
1150 Silverado Street, Suite 220
La Jolla, California 92037
Telephone: 858-551-8789
Facsimile: 858-551-8779

Each Party may change its foregoing address by notice given pursuant to this Section 17.

18. Survival of Warranties. The representations and warranties contained in this Agreement and the Transaction Documents are deemed to and do survive the execution hereof.

19. Modifications. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by the Parties hereto.

Initials TWH Initials

20. No Implied Waiver: No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

Golden State Equity Investors, Inc.

By: [signature]
Name: Travis W Huff
Title: portfolio Mgr

mPhase Technologies, Inc.

By: [signature]
Name: MARTIN SMILEY
Title: EVP, CFO & GC

Initials

TWH
Initials